CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 28, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 33-50213) of Dreyfus Florida Municipal Money Market Fund.



                                           ERNST & YOUNG LLP

New York, New York
August 25, 1999